Exhibit 16.1

May 2, 2025

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Stran & Company, Inc. under Item 4.01 of its Form 8-K dated April 30, 2025. We agree with the statements concerning our Firm in such Form 8-K; we are not in a position to agree or disagree with other statements of Stran & Company, Inc. contained therein.

Very truly yours,

/s/ Marcum LLP

Marcum LLP

Marcum llp / 601 Route 73 North / Suite 400 / Marlton, NJ 08053 / Phone 856.830.1600 / marcumllp.com